UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2020, the board of directors (the “Board”) of Zynex, Inc. (the “Company’) appointed Neil Friery as the Company’s Chief Operating Officer – Zynex Monitoring Solutions, Inc., effective November 9, 2020 (the “Effective Date”).

In connection with the appointment, the Company entered into an employment agreement with Mr. Friery, (the “Friery Employment Agreement”), pursuant to which Mr. Friery shall receive an annual base salary of $325,000 and shall be eligible to receive incentive compensation in an amount up to $162,500 per year (the “Incentive Compensation”). Pursuant to the Friery Employment Agreement, in the event that Zynex Monitoring terminates the Friery Employment Agreement without cause, or Mr. Friery resigns with good reason, Mr. Friery shall receive his then annual base salary plus 12 months’ worth of his then Incentive Compensation, payable in twelve equal monthly installments. Additionally, Pursuant to the Friery Employment Agreement, in the event that the Friery Employment Agreement is terminated for any reason before the end of any quarterly or annual performance period on which the Incentive Compensation is based, Mr. Friery shall receive a pro-rata portion of the Incentive Compensation that was earned for the quarter/year in which the Friery Employment Agreement was terminated.

On the Effective Date, Mr. Friery shall receive a signing bonus of 10,000 restricted shares of Company common stock and $50,000 cash. The 10,000 restricted shares shall vest annually over a four-year period in increments of 2,500. Additionally, Mr. Friery shall receive quarterly grants of 5,000 restricted shares that shall vest annually over a four-year period in increments of 1,250.

From July 2010 through January 2020, Mr. Friery was employed by Zimmer Biomet, a publicly traded medical device manufacturer, where he served as Director of Finance for the Surgical Division from July 2010 to April 2015 and as Senior Vice President & General Manager of the Surgical Division from April 2015 to January 2020.

There is no arrangement or understanding between Mr. Friery and any other person pursuant to which he was selected as an officer of the Company. There is no family relationship between Mr. Friery and any director or executive officer of the Company and Mr. Friery is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

The full text of the Friery Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is qualified in its entirety thereby.

Item 8.01.	Other Events.

On October 23, 2020, the Company issued a press release announcing the appointment of Mr. Friery (the “Press Release”). A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement entered into by and between Zynex, Inc. and Neil Friery
99.1	Press Release, dated October 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Dated: October 23, 2020	/s/ Daniel Moorhead
Daniel Moorhead
Chief Financial Officer